     POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that I, THOMAS J. FLOURNOY, do constitute and appoint
Remer Y. Brinson III, Lisa Hayes, Robert C. Schwartz and Jeffrey A. Bekiares, and any of them acting alone, my true and lawfulattorney-in-fact, with full power of substitution, for me in any and all capacities, to sign, pursuant to the requirements of Section 16(a) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"),any report on Form 3, Form 4 or Form 5 respecting the securities of Georgia-Carolina Bancshares, Inc. (the "Company") and to file the same with the Securities and Exchange Commission (the "SEC"), together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead,in any and all capacities, any amendments to said reports, incorporating such changes as said attorney-in-fact deems appropriate, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

 The authority of my attorney-in-fact shall be effective as long as I am required to file reports under Section 16(a) of the Exchange Act.

 I acknowledge that I have granted this power of attorney solely to make it more convenient for me to comply with my reporting responsibilities under Section 16 of the Exchange Act, that my granting of this power of attorney does not relieve me of any of my responsibilities to prepare and file on a timely basis all reports that I may be required to file under said Section 16(a), and that neither the Company nor my attorney-in-fact has assumed, or shall be deemed to assume, any of my responsibilities in that regard.

 This Power of Attorney revokes all previously filed Powers of Attorney regarding my filings under said Section 16(a).

 IN WITNESS WHEREOF, I have hereunto set my hand and seal this third day of April, 2009.

         /s/ Thomas J. Flournoy
         Signature

         Thomas J. Flournoy
         Print Name